Exhibit 12.2

                  COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES CONTINENTAL RESOURCES, INC.

                                                                        YEAR ENDED DECEMBER 31,
                                                 ----------------------------------------------------------------
                                                 1999          2000         2001           2002           2003
                                                 ----------------------------------------------------------------
EARNINGS                                          3,920        37,780       11,667       (20,032)          2,340

FIXED CHARGES<F1>                                16,990        16,513       16,208        19,572          21,891
                                                 ----------------------------------------------------------------

TOTAL EARNINGS & FIXED CHARGES                   20,910        54,293       27,875          (460)         24,231

RATIO                                                 1.2           3.3          1.7          N/A              1.1

EARNINGS INSUFFICIENT TO COVER FIXED CHARGES BY     N/A          N/A          N/A         20,032             N/A

<F1>
     Represents interest expense.